Exhibit 99.1

Tidewater to Present at the Credit Suisse 2010 Energy Summit Conference

NEW ORLEANS, January 27, 2010 –Tidewater Inc. (NYSE: TDW) announced today that Quinn P. Fanning, Executive Vice President and Chief Financial Officer and Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the Credit Suisse 2010 Energy Summit Conference in Vail, Colorado, on Thursday, February 4, 2010, at approximately 10:00 a.m. MST (11:00 a.m. CST). The presentation will be available via real-time webcast at http://www.tdw.com. Playback will be available on February 5, 2010, at approximately 11:00 a.m. CST and will be available for thirty days. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a transcript of the presentation and a copy of the slides used by the presenters.

Tidewater Inc. owns 394 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

1